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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Shareholders
Marine Drilling Companies, Inc.:

       We consent to incorporation by reference of our report dated February 3, 1995, relating to the consolidated balance sheets of Marine Drilling Companies, Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1994, and all related schedules, which report appears in the December 31, 1994 annual report on Form 10-K of Marine Drilling Companies, Inc., in the following registration statements of Marine Drilling Companies, Inc.: (i) No. 33-56920 on Form S-8 dated January 11, 1993, (ii) No. 33-54909 on Form S-3 dated August 3, 1994 and
(iii) No. 33-55981 on Form S-3 dated October 11, 1994.

                                                           KPMG PEAT MARWICK LLP

Houston, Texas
February 3, 1995